Exhibit 99.1

Innovative Solutions and Support, Inc.

Adopts Stockholders Rights Plan

Exton, Pa. — (BUSINESS WIRE) — September 12, 2022 — Innovative Solutions and Support, Inc. (“IS&S” or the “Company”) (NASDAQ: ISSC) today announced that its Board of Directors (the “Board”) has adopted a stockholder rights plan and declared a dividend distribution of one preferred share purchase right on each outstanding share of the Company’s common stock, par value $0.001.

The stockholder rights plan is intended to promote the fair and equal treatment of all IS&S stockholders and ensure that no person or group can gain control of IS&S through open market accumulation or other tactics without paying a control premium and potentially disadvantaging the interests of all stockholders. The rights plan helps to ensure that the Board has sufficient time to exercise its fiduciary duties to make informed judgments about the actions of third parties that may not be in the best interests of IS&S and its stockholders. The rights plan applies to all current and future stockholders, and is not intended to deter offers that are fair and otherwise in the best interest of the Company’s stockholders. The rights plan has not been adopted in response to any specific takeover bid or other proposal to acquire control of the Company.

Shahram Askarpour, Chief Executive Officer and member of the Board said: “We are adopting the rights agreement to protect the interests of all of our stockholders to realize the long-term value of their investment in IS&S.”

The rights will be exercisable if any person or group becomes the beneficial owner of 15% or more (which threshold may differ under certain circumstances) of the Company’s outstanding common stock. In the event that the rights become exercisable due to the triggering ownership threshold being crossed, each right will entitle its holder to purchase a number of shares of the Company’s common stock (or in certain circumstances, shares of preferred stock or other similar securities of the Company) at a 50% discount to the market value of the Company’s common stock. Rights held by the triggering person or group will become void and will not be exercisable.

The rights are scheduled to expire 12 months after the issuance of the rights plan and do not prevent any person or group from engaging in a proxy contest. The stockholder rights plan contains an exception for offers that meet certain requirements, such as an offer made for all shares of the Company and that treats all stockholders equally.

The dividend distribution will be made on September 27, 2022, payable to stockholders of record on September 27, 2022, and is not taxable to shareholders. The Board may amend the rights plan at any time, subject to certain limitations, and redeem all, but not less than all, of the then outstanding rights at any time prior to the earlier of the rights plan being triggered or its expiration.

The full text of the stockholders rights plan will be filed with the Securities and Exchange Commission.

About Innovative Solutions and Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The company supplies integrated Flight Management Systems (FMS), Auto-Throttle Systems and advanced GPS receivers for precision low carbon footprint navigation.

Forward-Looking Statements

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Press Contact:

Jason Zywalewski

+1 610.646.9800 x 609

jzywalewski@innovative-ss.com

Source: Innovative Solutions & Support, Inc.